THOMAS P. MONAHAN
                           CERTIFIED PUBLIC ACCOUNTANT
                              208 LEXINGTON AVENUE
                           PATERSON, NEW JERSEY 07502
                               TEL. (973) 790-8775


                                                August 19, 2000



Mr. Howard M. Weinstein
Chief Executive Officer
Fullcomm Technologies, Inc.
110 West Franklin Avenue
Pennington, New Jersey 08534

Dear Mr. Weinstein:

      I have previously acted as independent auditor for Fullcomm Technologies, Inc. since its inception but have tendered my resignation as independent auditor.

      I have received and reviewed the Form 8-K dated April 19, 2000, reporting in Item 4 the change in independent auditor attendant to my resignation and the appointment of Goldstein Golub Kessler LLP as the Company's new independent auditor. I have reviewed Item 4 of such Form 8-K and have no disagreements with the statements made therein by the Registrant.

                                          Respectfully submitted,


                                          /s/ Thomas P. Monahan
                                          ------------------------------
                                          Thomas P. Monahan
                                          Certified Public Account